Exhibit 99.1

Contact:	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2008 EARNINGS RESULTS

TUPELO, MISSISSIPPI (January 20, 2009) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its earnings results for 2008. Net income for 2008 was $24,052,000 as compared to $31,101,000 for 2007. Basic and diluted earnings per share were $1.15 and $1.14, respectively, for 2008 compared to basic and diluted earnings per share of $1.66 and $1.64, respectively, for 2007.

For the fourth quarter of 2008, net income was $232,000 as compared to $8,755,000 for the fourth quarter of 2007. Basic and diluted earnings per share were $0.01 for the fourth quarter of 2008, compared to basic earnings per share of $0.42 and diluted earnings per share of $0.41 for the fourth quarter of 2007. As discussed below, the increase in the provision for loan losses for the fourth quarter of 2008 as compared to the same period in 2007 is the primary reason for the decline in net income from the fourth quarter of 2007 to the fourth quarter of 2008.

“This past year was very trying for the financial services industry and our earnings results reflect the effects of the ongoing economic environment we are all experiencing,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Our

management team is focused on preserving margin, minimizing credit losses, growing noninterest income, reducing noninterest expense and, as a result, continuing to enhance our already strong capital position. Focusing on these core areas will position the Company to achieve its long-term objectives.”

Total assets as of December 31, 2008 were approximately $3.72 billion as compared to approximately $3.61 billion for December 31, 2007. Total loans were $2.53 billion at the end of 2008 as compared to approximately $2.59 billion at December 31, 2007. Total deposits were $2.34 billion at December 31, 2008 as compared to approximately $2.55 billion at December 31, 2007.

Shareholders’ equity was $400,248,000 at December 31, 2008 as compared to $399,073,000 at December 31, 2007. The change in shareholders’ equity reflects earnings, dividends paid and changes in unrealized gains and losses on investment securities available for sale. As of December 31, 2008, the Company’s regulatory capital ratios were well in excess of regulatory minimums required to be classified as “well-capitalized.” At December 31, 2008, the Company’s Tier 1 leverage capital ratio was 8.34%, its Tier I risk-based capital ratio was 10.85%, and its total risk-based capital ratio was 12.10%, in each case well in excess of regulatory minimums.

“During the fourth quarter of 2008, we announced our decision not to participate in the Treasury Department’s Capital Purchase Program which is part of the federal government’s Troubled Assets Relief Program,” commented McGraw. “Our strong capital ratios, which continued to increase during the fourth quarter of 2008, along with future earnings should allow us to meet projected balance sheet growth, maintain our current dividend and deal with the effects of the downturn in the economy.”

Net interest income was $109,442,000 for 2008 as compared to $95,821,000 for 2007. Net interest income was relatively unchanged at $26,842,000 for the fourth quarter of 2008 as compared to $26,943,000 for the same period in 2007. Net interest margin was 3.44% for 2008 as compared to 3.57% for 2007; net interest margin was 3.36% for the fourth quarter of 2008 as compared to 3.48% for the fourth quarter of 2007.

Noninterest income was $54,042,000 for 2008 as compared to $52,187,000 for 2007. For the fourth quarter of 2008, noninterest income was $12,751,000 as compared to $13,197,000 for the fourth quarter of 2007. Noninterest income continues to provide a strong source of revenue in the currently volatile interest rate environment.

Noninterest expense was $107,968,000 for 2008 as compared to $98,000,000 for 2007. This increase was primarily due to the acquisition of Capital Bancorp, Inc. of Nashville, TN which occurred on July 1, 2007. Noninterest expense was $25,688,000 for the fourth quarter of 2008 compared to $25,443,000 for the fourth quarter of 2007. The Company’s noninterest expense decreased by approximately $2.1 million from the third quarter of 2008 to fourth quarter of 2008. A reduction in performance based incentive accruals and lower than anticipated health care costs were the primary reasons for the linked quarter decrease in noninterest expense.

The Company recorded a provision for loan losses of $14,979,000 and $22,804,000 for the fourth quarter of 2008 and the year ending December 31, 2008, respectively, as compared to $1,975,000 and $4,838,000, respectively, for the same periods in 2007. The Company increased the provision for loan losses during 2008 due to deterioration in certain markets resulting primarily from current and anticipated economic conditions and continued stress on real estate values. Net charge-offs as a percentage of average loans for the year ending December 31, 2008, were 0.55% compared to 0.14% for 2007.

Non-performing loans as a percentage of total loans were 1.58% at December 31, 2008, compared to 0.63% as of December 31, 2007 and 1.17% at September 30, 2008. The allowance for loan losses as a percentage of loans was 1.38% at December 31, 2008, as compared to 1.02% for December 31, 2007 and 1.11% at September 30, 2008.

“Due to deterioration in our residential and construction and land development loan portfolio and the uncertainty of the current and ongoing economic environment, we believed it is prudent to substantially increase our provision for loan losses during the fourth quarter of 2008. We continue to take a proactive and aggressive analysis of our loan portfolio to identify problem loans as early as possible and make adjustments as needed to provide for inherent credit risks,” stated McGraw. “Furthermore, we have made a concerted effort to lessen our exposure to construction and development loans by reducing this category in our portfolio by approximately 37% from 2007. As we move into 2009, we believe this effort will help us mitigate future risks in this category of our loan portfolio.”

Other real estate owned was $25,111,000 at December 31, 2008 as compared to $21,901,000 at September 30, 2008 and $8,584,000 at December 31, 2007. The Company is aggressively managing the property held in other real estate owned. This is evident by the fact that year-to-date, the Company has sold $11.2 million of other real estate owned which has resulted in a net recovery in the process.

“During our 104-year history we have faced many challenges. While the current economic situation is definitely a major concern, we believe that our experienced banking team, strong capital position, resiliency of our markets and conservative business model should give confidence to both our shareholders and clients in the safety, security and stability of Renasant Corporation,” said McGraw.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, January 21, 2009, through the Company’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center at www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network websites. The event will be archived on the Company’s website for 90 days. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 866-271-0675 in the United States and entering the participant passcode 38105700. International participants should dial 617-213-8892 and enter the participant passcode 38105700.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. As of December 31, 2008, Renasant had assets of approximately $3.7 billion and operated over 65 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

Statement of earnings	2008				2007				Q4 2008 - Q4 2007 Percent Variance	For the Year Ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2008	2007	Percent Variance
Interest income - taxable equivalent basis	$47,999	$50,904	$51,386	$54,324	$57,339	$57,571	$44,399	$42,534	(16.29)	$204,613	$201,843	1.37
Interest income	$47,120	$50,004	$50,465	$53,383	$56,316	$56,636	$43,541	$41,710	(16.33)	$200,972	$198,203	1.40
Interest expense	20,278	22,063	22,963	26,226	29,373	29,938	22,022	21,049	(30.96)	91,530	102,382	(10.60)

Net interest income	26,842	27,941	27,502	27,157	26,943	26,698	21,519	20,661	(0.37)	109,442	95,821	14.22

Provision for loan losses	14,979	3,000	2,200	2,625	1,975	1,313	800	750	658.43	22,804	4,838	371.35

Net interest income after provision	11,863	24,941	25,302	24,532	24,968	25,385	20,719	19,911	(52.49)	86,638	90,983	(4.78)

Service charges on deposit accounts	5,601	5,861	5,750	5,433	5,526	5,239	4,919	4,844	1.36	22,645	20,528	10.31
Fees and commissions on loans and deposits	3,674	4,198	4,481	3,765	3,834	4,104	4,060	3,728	(4.17)	16,118	15,726	2.49
Insurance commissions and fees	868	920	838	857	891	930	918	810	(2.58)	3,483	3,549	(1.86)
Trust revenue	551	597	670	626	806	806	680	567	(31.64)	2,444	2,859	(14.52)
Gain (loss) on sale of securities	—	—	—	—	—	—	(1)	79	—	—	78	(100.00)
Gain on sale of mortgage loans	1,263	1,352	1,311	1,521	1,291	1,201	1,225	1,146	(2.17)	5,447	4,863	12.01
Other	794	716	740	1,655	849	1,166	1,066	1,503	(6.48)	3,905	4,584	(14.81)

Total non-interest income	12,751	13,644	13,790	13,857	13,197	13,446	12,867	12,677	(3.38)	54,042	52,187	3.55

Salaries and employee benefits	12,583	15,250	14,849	14,718	13,970	15,010	13,083	12,927	(9.93)	57,400	54,990	4.38
Occupancy and equipment	3,208	3,399	3,413	3,373	3,371	3,269	2,836	2,731	(4.84)	13,393	12,207	9.72
Data processing	1,310	1,289	1,303	1,307	993	1,425	1,265	1,202	31.92	5,209	4,885	6.63
Amortization of intangibles	683	610	578	584	596	610	391	394	14.60	2,455	1,991	23.30
Other	7,904	7,236	7,555	6,816	6,513	6,375	5,792	5,247	21.36	29,511	23,927	23.34

Total non-interest expense	25,688	27,784	27,698	26,798	25,443	26,689	23,367	22,501	0.96	107,968	98,000	10.17

Income before income taxes	(1,074)	10,801	11,394	11,591	12,722	12,142	10,219	10,087	(108.44)	32,712	45,170	(27.58)
Income taxes	(1,306)	3,243	3,409	3,314	3,967	3,845	3,132	3,125	(132.92)	8,660	14,069	(38.45)

Net income	$232	$7,558	$7,985	$8,277	$8,755	$8,297	$7,087	$6,962	(97.35)	$24,052	$31,101	(22.66)

Basic earnings per share	$0.01	$0.36	$0.38	$0.40	$0.42	$0.39	$0.42	$0.45	(97.62)	$1.15	$1.66	(30.72)
Diluted earnings per share	0.01	0.36	0.38	0.39	0.41	0.39	0.41	0.44	(97.56)	1.14	1.64	(30.49)

Average basic shares outstanding	21,039,068	20,980,557	20,946,287	20,878,478	20,953,099	21,096,156	17,029,781	15,554,515	0.41	20,961,364	18,679,857	12.21
Average diluted shares outstanding	21,178,966	21,175,465	21,205,208	21,133,235	21,297,082	21,437,848	17,292,914	15,865,906	(0.55)	21,118,214	18,989,279	11.21

Common shares outstanding	21,067,539	21,013,427	20,954,627	20,930,871	20,841,365	20,983,501	18,356,974	15,560,006	1.09	21,067,539	20,841,365	1.09
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.16	$0.16	—	$0.68	$0.66	3.03

Performance ratios
Return on average shareholders’ equity	0.23%	7.40%	7.82%	8.21%	8.74%	8.45%	9.74%	11.05%		5.97%	9.29%
Return on average shareholders’ equity, excluding amortization expense	0.64%	7.76%	8.17%	8.57%	9.10%	8.83%	10.07%	11.44%		6.34%	9.65%
Return on average assets	0.02%	0.80%	0.86%	0.92%	0.96%	0.94%	1.04%	1.06%		0.65%	0.99%
Return on average assets, excluding amortization expense	0.07%	0.84%	0.89%	0.96%	1.00%	0.98%	1.07%	1.10%		0.69%	1.03%

Net interest margin (FTE)	3.36%	3.45%	3.43%	3.52%	3.48%	3.52%	3.66%	3.67%		3.44%	3.57%
Yield on earning assets (FTE)	5.81%	6.08%	6.20%	6.81%	7.14%	7.32%	7.25%	7.27%		6.22%	7.24%
Average earning assets to average assets	88.82%	88.93%	88.83%	88.44%	88.41%	88.71%	89.74%	89.13%		88.76%	88.96%
Average loans to average deposits	105.30%	104.03%	101.20%	99.90%	99.91%	94.02%	87.00%	86.12%		102.55%	92.26%

Noninterest income (less securities gains/losses) to average assets	1.37%	1.45%	1.48%	1.54%	1.45%	1.52%	1.89%	1.92%		1.46%	1.66%
Noninterest expense to average assets	2.76%	2.95%	2.97%	2.97%	2.80%	3.01%	3.43%	3.43%		2.91%	3.13%
Net overhead ratio	1.39%	1.50%	1.49%	1.43%	1.35%	1.49%	1.54%	1.51%		1.46%	1.46%
Efficiency ratio (FTE)	63.47%	65.40%	65.61%	63.87%	61.81%	64.97%	66.30%	65.87%		64.60%	64.62%

*	Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

Average balances	2008				2007				Q4 2008 - Q4 2007 Percent Variance	For the Year Ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2008	2007	Percent Variance
Total assets	$3,697,726	$3,744,069	$3,752,401	$3,629,623	$3,605,684	$3,515,669	$2,735,556	$2,663,515	2.55	$3,706,025	$3,132,791	18.30
Earning assets	3,284,282	3,329,651	3,333,176	3,210,112	3,187,663	3,118,727	2,454,953	2,373,908	3.03	3,289,402	2,787,009	18.03
Securities	713,108	735,977	704,694	555,174	542,235	548,612	476,742	444,420	31.51	677,497	503,444	34.57
Loans, net of unearned	2,551,660	2,571,069	2,611,843	2,631,101	2,630,255	2,557,185	1,954,517	1,885,122	(2.99)	2,591,254	2,259,634	14.68
Intangibles	193,671	194,382	195,949	197,036	196,718	194,743	97,697	98,094	(1.55)	195,252	146,175	33.57

Non-interest bearing deposits	$289,079	$287,197	$298,692	$293,528	$300,782	$298,278	$257,273	$258,071	(3.89)	$292,145	$279,271	4.61
Interest bearing deposits	2,106,341	2,143,680	2,233,380	2,301,291	2,302,862	2,389,220	1,951,730	1,899,474	(8.53)	2,195,771	2,137,606	2.72
Total deposits	2,395,420	2,430,877	2,532,072	2,594,819	2,603,644	2,687,498	2,209,003	2,157,545	(8.00)	2,487,916	2,416,877	2.94
Other borrowings	856,057	871,744	774,052	587,957	547,946	385,589	201,743	212,762	56.23	772,952	340,084	127.28
Shareholders’ equity	407,286	406,571	410,780	405,355	397,516	389,621	291,864	255,470	2.46	403,025	334,915	20.34

Asset quality data
Nonaccrual loans	$35,661	$20,578	$17,659	$16,090	$14,231	$12,657	$5,905	$6,368	150.59	$35,661	$14,231	150.59
Loans 90 past due or more	4,252	9,077	8,962	5,888	2,046	2,125	1,648	3,913	107.82	4,252	2,046	107.82

Non-performing loans	39,913	29,655	26,621	21,978	16,277	14,782	7,553	10,281	145.21	39,913	16,277	145.21
Other real estate owned and repossessions	25,111	21,901	13,111	12,802	8,584	3,168	2,309	2,897	192.53	25,111	8,584	192.53

Non-performing assets	$65,024	$51,556	$39,732	$34,780	$24,861	$17,950	$9,862	$13,178	161.55	$65,024	$24,861	161.55

Net loan charge-offs (recoveries)	$8,098	$1,624	$2,823	$1,726	$2,397	$377	$277	$202	237.84	$14,271	$3,253	338.70
Allowance for loan losses	34,905	28,024	26,647	27,271	26,372	26,926	20,605	20,082	32.36	34,905	26,372	32.36

Non-performing loans / total loans	1.58%	1.17%	1.05%	0.85%	0.63%	0.57%	0.38%	0.54%		1.58%	0.63%
Non-performing assets / total assets	1.75%	1.38%	1.05%	0.94%	0.69%	0.50%	0.35%	0.48%		1.75%	0.69%
Allowance for loan losses / total loans	1.38%	1.11%	1.05%	1.06%	1.02%	1.04%	1.04%	1.06%		1.38%	1.02%
Allowance for loan losses / non-performing loans	87.45%	94.50%	100.10%	124.08%	162.02%	182.15%	272.81%	195.33%		87.45%	162.02%
Annualized net loan charge-offs / average loans	1.26%	0.25%	0.43%	0.26%	0.36%	0.06%	0.06%	0.04%		0.55%	0.14%

Balances at period end
Total assets	$3,716,057	$3,725,209	$3,782,196	$3,699,276	$3,612,287	$3,584,519	$2,791,295	$2,754,930		$3,716,057	$3,612,287	2.87
Earning assets	3,286,764	3,284,813	3,339,511	3,267,329	3,179,153	3,168,182	2,494,569	2,460,185		3,286,764	3,179,153	3.38
Securities	695,106	708,406	741,154	636,338	539,590	543,017	460,606	462,588		695,106	539,590	28.82
Mortgage loans held for sale	41,805	35,976	43,487	33,062	37,468	25,911	38,048	29,098		41,805	37,468	11.58
Loans, net of unearned	2,530,886	2,525,424	2,541,012	2,580,911	2,586,693	2,588,563	1,977,941	1,889,799		2,530,886	2,586,693	(2.16)
Intangibles	193,324	194,022	194,688	196,264	197,314	196,643	97,286	97,902		193,324	197,314	(2.02)

Non-interest bearing deposits	$284,227	$287,850	$305,877	$304,171	$299,394	$315,813	$274,336	$273,726		$284,227	$299,394	(5.07)
Interest bearing deposits	2,060,104	2,124,318	2,161,301	2,322,471	2,248,427	2,348,064	1,949,018	1,991,620		2,060,104	2,248,427	(8.38)
Total deposits	2,344,331	2,412,168	2,467,178	2,626,642	2,547,821	2,663,877	2,223,354	2,265,346		2,344,331	2,547,821	(7.99)
Other borrowings	933,976	870,326	878,813	623,906	624,388	483,988	218,045	200,764		933,976	624,388	49.58
Shareholders’ equity	400,248	406,267	403,795	409,827	399,073	392,312	316,634	258,566		400,248	399,073	0.29

Market value per common share	$17.03	$21.71	$14.73	$22.50	$21.57	$21.63	$22.74	$24.68		$17.03	$21.57	(21.05)
Book value per common share	19.00	19.33	19.27	19.58	19.15	18.70	17.25	16.62		19.00	19.15	(0.78)
Tangible book value per common share	9.82	10.10	9.98	10.20	9.68	9.32	11.95	10.33		9.82	9.68	1.46
Shareholders’ equity to assets (actual)	10.77%	10.91%	10.68%	11.08%	11.05%	10.94%	11.34%	9.39%		10.77%	11.05%
Tangible capital ratio	5.87%	6.01%	5.83%	6.10%	5.91%	5.78%	8.14%	6.05%		5.87%	5.91%

Leverage ratio	8.34%	8.30%	8.12%	8.23%	8.09%	8.26%	11.02%	8.85%		8.34%	8.09%
Tier 1 Risk-based Capital Ratio	10.85%	10.81%	10.49%	10.03%	9.91%	9.99%	13.81%	11.25%		10.85%	9.91%
Total Risk-based Capital Ratio	12.10%	11.84%	11.45%	11.00%	10.86%	10.97%	14.79%	12.24%		12.10%	10.86%

Detail of Loans by Category
Commercial, financial, agricultural	$312,648	$299,233	$303,385	$310,497	$317,866	$336,157	$265,062	$243,274		$312,648	$317,866	(1.64)
Lease financing	1,746	1,943	2,130	2,304	2,557	2,906	3,409	3,833		1,746	2,557	(31.72)
Real estate - construction	241,818	241,661	335,430	385,957	386,184	401,652	247,241	231,311		241,818	386,184	(37.38)
Real estate - 1-4 family mortgages	886,380	877,045	857,165	846,626	850,658	841,266	669,557	654,604		886,380	850,658	4.20
Real estate - commercial mortgages	1,015,894	1,032,797	972,111	954,131	948,322	925,001	715,408	676,015		1,015,894	948,322	7.13
Installment loans to individuals	72,400	72,745	70,791	81,396	81,006	81,581	77,264	80,762		72,400	81,006	(10.62)

Loans, net of unearned	$2,530,886	$2,525,424	$2,541,012	$2,580,911	$2,586,593	$2,588,563	$1,977,941	$1,889,799		$2,530,886	$2,586,593	(2.15)

*	Percent variance not meaningful